Exhibit 23.3

             Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 1, 1996, which appears in the 1995 Annual Report to Shareowners of AlliedSignal Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Morristown, New Jersey
February 25, 1997